                                                                    EXHIBIT 11.2


                               XTRA CORPORATION
              CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING
            FOR THE FOUR QUARTERS ENDED SEPTEMBER 30, 1997 AND 1996
                             (Millions of Shares)

                                                                      QUARTER ENDED:

                                                      12/31/96     3/31/97     6/30/97     9/30/97     YTD 1997
                                                      --------     -------     -------     -------     --------
Computation of Primary Shares Outstanding:
-------------------------------------------------
Weighted average common shares outstanding                15.3        15.3        15.3        15.3         15.3
Common stock equivalents for primary EPS:
     Stock options outstanding                               -           -           -           -            -
                                                      --------     -------     -------     -------     --------
Weighted average number of common shares
     outstanding (primary)                                15.3        15.3        15.3        15.3         15.3
                                                      ========     =======     =======     =======     ========

Computation of Fully Diluted Shares Outstanding:
-------------------------------------------------
Weighted average common shares outstanding                15.3        15.3        15.3        15.3         15.3
Common stock equivalents for fully diluted EPS:
     Stock options outstanding                               -           -           -         0.1          0.1
                                                      --------     -------     -------     -------     --------
Weighted average number of common shares
     outstanding (fully diluted)                          15.3        15.3        15.3        15.4         15.4
                                                      ========     =======     =======     =======     ========

                                                                      QUARTER ENDED:

                                                      12/31/95     3/31/96     6/30/96     9/30/96     YTD 1996
                                                      --------     -------     -------     -------     --------
Computation of Primary Shares Outstanding:
-------------------------------------------------
Weighted average common shares outstanding                16.4        16.1        16.0        15.7         16.1
Common stock equivalents for primary EPS:
     Stock options outstanding                               -           -           -           -            -
                                                      --------     -------     -------     -------     --------
Weighted average number of common shares
     outstanding (primary)                                16.4        16.1        16.0        15.7         16.1
                                                      ========     =======     =======     =======     ========

Computation of Fully Diluted Shares Outstanding:
-------------------------------------------------
Weighted average common shares outstanding                16.4        16.1        16.0        15.7         16.1
Common stock equivalents for fully diluted EPS:
     Stock options outstanding                               -           -           -           -            -
                                                      --------     -------     -------     -------     --------
Weighted average number of common shares
     outstanding (fully diluted)                          16.4        16.1        16.0        15.7         16.1
                                                      ========     =======     =======     =======     ========
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